Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             PINNACLE AIRLINES CORP.
             (Exact name of registrant as specified in its charter)

           Delaware                                             03-037558
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                         1689 Nonconnah Blvd., Suite 111
                            Memphis, Tennessee 38132
           (Address of Principal Executive Offices including zip code)

               PINNACLE AIRLINES CORP., 2003 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                Curtis E. Sawyer
                   Vice President and Chief Financial Officer
                         1689 Nonconnah Blvd., Suite 111
                            Memphis, Tennessee 38132
                                 (901) 348-4100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                              SAM D. CHAFETZ, ESQ.
                       Baker, Donelson, Bearman & Caldwell
                         165 Madison Avenue, 21st Floor
                            Memphis, Tennessee 38103

                         CALCULATION OF REGISTRATION FEE


                                                   Proposed               Proposed
 Title of securities to      Amount to be      maximum offering           maximum                 Amount of
      be registered           registered       price per share (1)    aggregate offering       registration fee
                                                                          price (1)
-------------------------- ------------------ ---------------------- ---------------------- -----------------------
Common stock, par           1,152,000            $14.55                 $16,761,600            $ 2,123.70
value $0.01 per share       shares


(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to paragraphs (c) and (h) of Rule 457, based upon the average of the high and low prices of such common stock on the Nasdaq National Market on March 5, 2004, as reported on the Yahoo! Finance web site.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

     As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this registration statement omits the information in Item 1 of
Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

     As permitted by the rules of the Commission, this registration statement omits the information in Item 2 of Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation Of Documents By Reference.

     Pinnacle Airlines Corp. (the "Company") has filed the following documents with the commission and incorporates them herein by reference:

            1. The Registrant's Annual Report on From 10-K for the year ended December 31, 2003.

            2. The description of the Company's Common Stock contained in its Registration Statement No. 333-83354 on Form S-1, as amended, and as incorporated by reference into its Registration Statement on Form 8-A filed with the Commission on November 14, 2003.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Company will provide, without charge, to each plan participant a copy of the documents incorporated by reference in Item 3 of Part II of this registration statement, upon written or oral request. Further, we will provide plan participants, without charge, upon written or oral request, other documents required to be delivered pursuant to Commission Rule 428(b). Written requests should be directed to Pinnacle Airlines Corp., Attn: Corporate Secretary, 1689 Nonconnah Blvd., Suite 111, Memphis, Tennessee 38132. Telephone requests may be directed to Curtis E. Sawyer, Vice President and Chief Financial Officer, at
(901) 348-4100.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The legality of the common stock offered hereby has been opined by Baker, Donelson, Bearman, Caldwell & Berkowitz , PC, counsel for the Company ("Baker Donelson"), 165 Madison Ave., Suite 2000, Memphis, Tennessee 38103. Baker Donelson was not employed on a contingent basis for its opinion, did not receive a substantial interest, directly or indirectly, in the Company, or any parent or subsidiary and was not and is not connected with the Company as a promoter, managing underwriter, voting trustee, director, officer or employee.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides that, among other things, a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation, a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

     Article Seventh of the Company's certificate of incorporation requires indemnification to the fullest extent permitted by Delaware law. The Company has also obtained officers' and directors' liability insurance which insures against liabilities that officers and directors of the registrant, in such capacities, may incur. The Company's amended and restated certificate of incorporation requires the advancement of expenses incurred by officers or directors in relation to any action, suit or proceeding.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (certain illegal distributions) or (iv) for any breach of a director's duty of loyalty to the company or its stockholders. Article Eleven of the Company's certificate of incorporation includes such a provision.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

       Exhibit No.        Description
       -----------        -----------

         4.1*             Specimen Stock Certificate.

         4.2* Form of Rights Agreement between the registrant and EquiServe Trust Company, N.A., as Rights Agent.

         4.3              Pinnacle Airlines Corp., 2003 Stock Incentive Plan.

         5.1 Opinion of Baker, Donelson, Bearman. Caldwell & Berkowitz, PC as to the legality of the shares being registered.

         23.1             Consent of Ernst & Young LLP.

         23.2 Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1 to the Registration Statement.).

         24.1             Power of Attorney (included with signatures).

            * Incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-83354), as amended.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                   (i) To include any  prospectus  required by Section  10(a)(3)
            of the Securities Act of 1933 (the "Securities Act");

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that sections (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on this 9th day of March 2004.

                           PINNACLE AIRLINES CORP.


                           By: /s/ Philip H. Trenary
                               -------------------------------------
                                Philip H. Trenary
                                President, Chief Executive Officer and Director


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the undersigned officers and directors of Pinnacle Airlines Corp, a Delaware corporation, hereby constitute and appoint Curtis E. Sawyer the true and lawful agent and attorney-in-fact to sign for the undersigned, in their respective names as officers and directors of the corporation, one or more registration statements on Form S-8 (or other appropriate form) to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and any amendment or supplement to such registration statement, relating to the Pinnacle Airlines Corp., 2003 Stock Incentive Plan; hereby ratifying and confirming all acts taken by such agent and attorney-in-fact as herein authorized.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated.


Signature                           Title
---------                           -----


/s/ Philip H. Trenary
-------------------------------     President, Chief Executive Officer, Director
Philip H. Trenary


/s/ Curtis E. Sawyer
-------------------------------     Vice President, Chief Financial Officer
Curtis E. Sawyer


/s/ Stephen E. Gorman
-------------------------------     Chairman, Director
Stephan E. Gorman


/s/ Donald J. Breeding
-------------------------------     Director
Donald J. Breeding


/s/ J. Timothy Griffin
-------------------------------     Director
J. Timothy Griffin


/s/ Robert A. Peiser
-------------------------------     Director
Robert A. Peiser

/s/ Thomas S. Schreier, Jr.
-------------------------------     Director
Thomas S. Schreier, Jr.


/s/ R. Philip Shannon
-------------------------------     Director
R. Philip Shannon


/s/ Nicholas R. Tomassetti
-------------------------------     Director
Nicholas R. Tomassetti

                                                                    Exhibit 4.3

                             PINNACLE AIRLINES CORP.
                            2003 STOCK INCENTIVE PLAN

1.   Purpose of the Plan

     The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees and directors of outstanding ability and to motivate such employees and directors to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2.   Definitions

     The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

       (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

       (b) Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by , or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

       (c) Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

       (d) Beneficial Owner: A "beneficial owner", as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

       (e)     Board: The Board of Directors of the Company.

       (f)     Change in Control: The occurrence of any of the following events:

               (i) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any "person" or "group" (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Act) other than the Permitted Holders;

               (ii) any person or group, other than the Permitted Holders, is or becomes the Beneficial Owner (except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any entity which controls the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; or

              (iii) during any period of two consecutive years,  individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office.

       (g) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

       (h)     Committee: The Compensation Committee of the Board.

       (i)     Company: Pinnacle Airlines Corp., a Delaware corporation.

       (j) Effective Date: The date the Board approves the Plan, or such later date as is designated by the Board.

       (k) Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation
               System (or such market in which such prices are regularly quoted)(the "NASDAQ"), or, if no sale of Shares shall have been reported on the Composite Tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

       (l) ISO: An Option that is also an incentive stock option granted pursuant to Section 6(c) of the Plan.

       (m)     LSAR: A limited  stock  appreciation  right  granted  pursuant to
               Section 7(d) of the Plan.

       (n) Other Stock-Based Awards: Awards granted pursuant to Section 6 of the Plan.

       (o)     Option: A stock option granted pursuant to Section 6 of the Plan.

       (p) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

       (q) Participant: An employee, director who is selected by the Committee to participate in the Plan.

       (r) Permitted Holder means, as of the date of determination, any employee benefit plan (or trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company.

       (s)     Performance-Based   Awards:   Certain  Other  Stock-Based  Awards
               granted pursuant to Section 8(b) of the Plan.

       (t) Person: A "person", as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

       (u)     Plan: The Pinnacle Airlines Corp. 2003 Stock Incentive Plan.

       (v)     Shares: Shares of common stock of the Company.

       (w) Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

       (x) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.   Shares Subject to the Plan

     The total number of Shares which may be issued under the Plan is one million, one hundred fifty-two thousand (1,152,000). The maximum number of Shares for which Options and Stock Appreciation Rights may be granted during a calendar year to any Participant shall be five hundred thousand (500,000). The employees, or class of individuals, eligible to receive Options shall include officers, employee-directors, outside (non-employee) directors, and managers. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse without the payment of consideration may be granted again under the Plan.

4.   Administration

     The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as "Non-Employee Directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto). Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of an Award.

5.   Limitations

     No Award may be granted under the Plan after the tenth anniversary of the earlier of the date the Plan is adopted by the Company or the date the Plan is approved by the shareholders of the Company, but Awards theretofore granted may extend beyond that date; provided, however, that no ISO may be exercisable for a period greater than ten years from the date the ISO is granted. No Award may be granted based upon an exercise price or other initial measuring value for a Share which is less than the Fair Market Value of a Share on the date the Award is granted.

6.   Terms and Conditions of Options

     Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

   (a.) Option Price; Exercisability. Options granted under the Plan shall have an Option Price, and shall be exercisable at such time and upon such terms and conditions, as may be determined by the Committee. No Option may be granted at an exercise price which is less than the Fair Market Value of a Share on the date the Option is granted

   (b.) Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the
          Company pursuant to clauses (i), (ii) or (iii) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares or (iv) through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such Sale equal to the aggregate option price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

   (c.) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any individual who is not, at the time of grant, an employee of the Company or a parent or subsidiary of the Company within the contemplation of Section 422(b) of the Code. No ISO may be granted at an Option Price which is less than the Fair Market Value of a Share on the date the ISO is granted. No ISO may be granted to the extent that the aggregate Fair Market Value at grant of the stock with respect to which the ISO is first exercisable in any calendar year (under all plans of the Company or any parent or subsidiary thereof) exceeds $100,000 (for this purpose, Options shall be taken into account in the order granted). No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. For purposes of administration of the ISO provisions of the Plan, Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse. No ISO may be granted under the terms of which the Option is transferable other than by will or the laws of descent and distribution, nor which is exercisable during his lifetime other than by him. No ISO will be granted unless, by its terms, it is to be treated as an ISO. No ISO may be granted unless the Plan is approved by the shareholders of the Company within twelve months before or after the Plan is adopted. No ISO may be granted after an amendment to the Plan which increases the number of shares which may be issued under Options or which changes the employees or classes of employees eligible to receive Options unless such amendment is approved by the shareholders of the Company. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award Agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

   (d.) Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

7.   Terms and Conditions of Stock Appreciation Rights

   (a.) Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

   (b.) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee; provided, however, that no Stock Appreciation Right (including an LSAR described in
          Section 7(d)) may be granted based upon an exercise price for purposes of the following sentence, or Option Price for purposes of the second following sentence, which in either case is less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

   (c.)   Limitations.  The  Committee  may  impose,  in  its  discretion,  such
          conditions  upon  the   exercisability  or  transferability  of  Stock
          Appreciation Rights as it may deem fit.

   (d.) Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term "Stock Appreciation Right" is used in the Plan, such term shall include LSARs.

8.   Other Stock-Based Awards

   (a.) Generally. The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Provided, however, that no Other Stock-Based Award may be granted based upon an initial reference Share value which is less than the Fair Market Value of a Share on the date the Other Stock-Based Award is granted. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine: (i) to whom and when Other Stock-Based Awards will be made; (ii) the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; (iii) whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and (iv) all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

   (b.) Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 8 may be granted in a manner which is deductible by the Company under
          Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs;
          (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of a Performance-Based Award during a calendar year to any Participant shall be (x) with respect to Performance-Based Awards that are Options, one hundred thousand (100,000) Shares, and (y) with respect to Performance-Based Awards that are not Options, two hundred fifty thousand dollars ($250,000). The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award. No Performance-Based Award may be granted based upon an initial reference Share value which is less than the Fair Market Value of a Share on the date the Award is granted.

9.   Adjustments Upon Certain Events

     Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

   (a.) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Options or Stock Appreciation Rights may be granted during a calendar year to any Participant, (iii) the maximum amount of a Performance-Based Award that may be granted during a calendar year to any Participant, (iv) the Option Price or exercise price of any Stock Appreciation Right and/or (v) any other affected terms of such Awards.

   (b.) Change in Control. In the event of a Change of Control after the Effective Date, the Committee may, but shall not be obligated to, (A) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights over the aggregate exercise price of such Options or Stock Appreciation Rights or (B) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion.

10.  No Right to Employment or Awards

     The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment of, or service relationship with, a Participant and shall not lessen or affect the Company's or Affiliate's right to terminate the employment of, or service relationship with such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.  Successors and Assigns

     The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

12.  Nontransferability of Awards

     (a) Except as provided in Paragraph 12(b), no Award under the Plan shall be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution, or by such other means as the Committee may approve. Except as provided in Paragraph 12(b) or as otherwise provided herein, during the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

     (b) The Committee may, in its sole discretion, permit assignability of any Nonqualified Stock Option to a member of the optionee's "Immediate Family" or to a "Charitable Organization.

     (c) As used herein, members of the optionee's "Immediate Family" shall include only (1) any person who, at the time of transfer, is the optionee's spouse or natural or adoptive lineal ancestors or descendants, (2) any trust for the exclusive benefit of the optionee, or one or more Immediate Family members or Charitable Organizations, and (3) any partnership, corporation, limited liability company or other entity owned exclusively by the optionee, or one or more Immediate Family members or Charitable Organizations.

     (d)  As  used  herein,  the  term  "Charitable   Organization"   means  any
          organization which is described in Code Sections 170(c)(2), 2055(a) or 2522(a) (or any successor provision).

13.  Amendments or Termination

     The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the shareholders of the Company, would (except as is provided in Section 8 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

14.  International Participants

     With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions.

15.  Choice of Law

     The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

16.  Effectiveness of the Plan

     The Plan shall be effective as of the Effective Date, subject to the approval of the shareholders of the Company.

                                                                    Exhibit 5.1
[Letterhead]

                                  March 9, 2004

Pinnacle Airlines Corp.
1689 Nonconnah Blvd., Suite 111
Memphis, Tennessee 38132

         Re:      Registration Statement on Form S-8
                  ----------------------------------

Gentlemen:

     We have acted as counsel for Pinnacle Airlines Corp., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to one million, one hundred fifty two thousand (1,152,000) shares of the Company's common stock (the "Shares"), issuable under the terms of the Company's 2003 Stock Incentive Plan as referenced in the Registration Statement (the "Plan").

     In connection therewith, we have relied upon, among other things, our examination of the Certificate of Incorporation and bylaws of the Company and such other documents, records of the Company, and certificates of its officers and public officials, as we have deemed necessary for purposes of the opinion expressed below.

     Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

     (i) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and

     (ii) The Shares covered by the Registration Statement have been duly authorized for issuance and, when issued pursuant to the terms of the Plan, will be legally issued, fully paid and nonassessable.

     This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as Exhibit 5.1 to, and to the use of our name in, the Registration Statement.

                                            Very truly yours,

                                            BAKER, DONELSON, BEARMAN, CALDWELL
                                            & BERKOWITZ, PC



                                            By: /s/ Sam D. Chafetz
                                                ------------------
                                                 Sam D. Chafetz, Esq.

                                                                   EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Pinnacle Airlines Corp., 2003 Stock Incentive Plan of our report dated January 21, 2004, with respect to the consolidated financial statements and schedule of Pinnacle Airlines Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.



Memphis, Tennessee                                   /s/ Ernst & Young LLP
March 9, 2004